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                                 EXHIBIT 10-C

   Conectiv Change-in-Control Severance Plan For Certain Executive Officers
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                                    FORM OF
                               CHANGE-IN-CONTROL
                              SEVERANCE AGREEMENT

          This Agreement, dated as of _______, 19__, by and between Conectiv, with its principal place of business at 800 King Street, P.O. Box 231, Wilmington, Delaware, 19899 (the "Company"), and ________ (the "Executive").

          WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel, and recognizes that, as is the case with many publicly held corporations, the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the distraction or departure of management personnel to the detriment of the Company and its stockholders; and

          WHEREAS, the Board of Directors of the Company has determined that appropriate steps should be taken to reinforce and encourage the Executive's continued attention and dedication to the Executive's assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company, although no such change is presently known to be contemplated.

          NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   Section 1
                                  DEFINITIONS

          Except as may otherwise be specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used herein:

          "Base Salary" shall mean the annual base rate of regular compensation of the Executive immediately before a Change in Control, or if greater, the highest annual such rate at any time during the 12-month period immediately preceding the Change in Control.

          "Board" shall mean the Board of Directors of the Company.

          "Cause" shall mean (i) the willful and continued failure by the Executive substantially to perform [his] [her] duties with the Employer (other than any such failure resulting from incapacity due to physical or mental illness of the Executive, or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason) or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Employer, monetarily or otherwise. For purposes hereof, no act, or failure to act, on the Executive's part, shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that any act or omission was in the best interest of the Employer.

          "Change in Control" shall mean the first to occur, after the date hereof, of any of the following:

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          (i) if any Person is or becomes the "beneficial owner" (as defined in
          Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Subsidiaries) representing 25% or more of either the then outstanding shares of Stock of the Company or the combined voting power of the Company's then outstanding securities;

          (ii) if during any period of 24 consecutive months during the existence of this Agreement commencing on or after the date hereof, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this clause (ii);

          (iii) the consummation of a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, as defined in clause (i), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Subsidiaries) representing 40% or more of either the then outstanding shares of Stock of the Company or the combined voting power of the Company's then outstanding securities; or

          (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportion as their ownership of the Company immediately prior to such sale.

Upon the occurrence of a Change in Control as provided above, no subsequent event or condition shall constitute a Change in Control for purposes of this Agreement, with the result that there can be no more than one Change in Control hereunder.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

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          "Company" shall mean, subject to Section 4.1(a), Conectiv, a Delaware corporation.

          "Covered Termination" shall mean if, within the one-year period immediately following a Change in Control, the Executive (i) is terminated by the Employer without Cause (other than on account of death or Disability), or
(ii) terminates [his] [her] employment with the Employer for Good Reason. The Executive shall not be deemed to have terminated for purposes of this Agreement merely because he or she ceases to be employed by the Employer and becomes employed by a new employer involved in the Change in Control; provided that such new employer shall be bound by this Agreement as if it were the Employer hereunder with respect to the Executive. It is expressly understood that no Covered Termination shall be deemed to have occurred merely because, upon the occurrence of a Change in Control, the Executive ceases to be employed by the Employer and does not become employed by a successor to the Employer after the Change in Control if the successor makes an offer to employ the Executive on terms and conditions which, if imposed by the Employer, would not give the Executive a basis on which to terminate employment for Good Reason.

          "Date of Termination" shall mean the date on which a Covered Termination occurs.

          "Disability" shall mean the occurrence after a Change in Control of the incapacity of the Executive due to physical or mental illness, whereby the Executive shall have been absent from the full-time performance of [his] [her] duties with the Employer for six consecutive months.

          "Employer" shall mean the Company (if and for so long as the Executive is employed thereby) and each Subsidiary which may now or hereafter employ the Executive or, where the context so requires, the Company and such Subsidiaries collectively. A subsidiary which ceases to be, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Company prior to a Change in Control (other than in connection with and as an integral part of a series of transactions resulting in a Change in Control) shall, automatically and without any further action, cease to be (or be part of) the Employer for purposes hereof.

          "Good Reason" shall mean, without the express written consent of the Executive, the occurrence after a Change in Control of any of the following circumstances, unless such circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

          (i) assignment to the Executive of any duties inconsistent in any materially adverse respect with [his] [her] position, authority, duties or responsibilities from those in effect immediately prior to the Change in Control;

          (ii) a reduction in the Executive's Base Salary as in effect immediately before the Change in Control;

          (iii) a material reduction in the Executive's aggregate compensation opportunity, comprised only of (A) the Executive's Base Salary, (B) bonus opportunity, if any, and (C) long-term or other incentive compensation opportunity, if any (taking into account, in the case of such bonus and incentive opportunities, without limitation,

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          any target, minimum and maximum amounts payable and the attainability and otherwise the reasonability of any performance hurdles, goals and other measures);

          (iv) the Company's requiring the Executive to be based at any office or location more than 50 miles from that location at which the Executive performed [his] [her] services immediately prior to the occurrence of a Change in Control, except for travel reasonably required in the performance of the Executive's responsibilities; or

          (v) the failure of the Employer to obtain a reasonable agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 4.1(a).

          "Notice of Termination" shall mean a notice given by the Employer or Executive, as applicable, which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated.

          "Person" shall have the meaning ascribed thereto by Section 3(a)(9) of the Securities Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof (except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company, or (v) such Executive or any "group" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act) which includes the Executive).

          "Potential Change in Control" shall mean the occurrence, before a Change in Control, of any of the following:

          (i) if the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

          (ii) if the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

          (iii) if any Person becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Persons any securities acquired directly from the Company or its Subsidiaries) representing 15% or more of either the then outstanding shares of Stock of the Company or the combined voting power of the Company's then outstanding securities; or

          (iv) if the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

          "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

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          "Stock" shall mean the common stock, $.01 par value, of the Company.

          "Subsidiary" shall mean any entity, directly or indirectly, through one or more intermediaries, controlled by the Company.

          "Target Annual Bonus" shall mean the Executive's annual bonus for the Employer's fiscal year in which the Date of Termination occurs, which bonus would be paid or payable if the Executive and the Employer were to satisfy all conditions to the Executive's receiving the annual bonus at target (although not necessarily the maximum annual bonus); provided that such amount shall be annualized for any fiscal year consisting of less than 12 full months; and provided, further, that, if at the time of a Change in Control it is substantially certain that a bonus at a level beyond target will be paid or payable for the fiscal year, then the bonus which is substantially certain to be paid or payable, rather than the target bonus, shall be used for these purposes.

                                   Section 2
                                   BENEFITS

          2.1 If a Covered Termination occurs, then the Executive shall be entitled hereunder to the following:

          (a) the product of (i) the Executive's Target Annual Bonus for the year in which the Date of Termination occurs (or, if higher, as in effect at the time of the Change in Control) and (ii) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365;

          (b) an amount equal to three times the sum of (i) the Executive's annual Base Salary for the year in which the Date of Termination occurs (or, if higher, as in effect at the time of the Change in Control) and (ii) the Executive's Target Annual Bonus for the year in which the Date of Termination occurs (or, if higher, as in effect at the time of the Change in Control);

          (c) for a period of three years after such termination, the Employer shall arrange to make available to the Executive medical, dental, vision, group life and disability benefits that are at least at a level (and cost to the Executive) that is substantially similar in the aggregate to the level of such benefits which was available to the Executive immediately prior to the Change in Control; provided that (i) the Employer shall be required to provide group life and disability benefits only to the extent it is able to do so on reasonable terms and at a reasonable cost, (ii) the Employer shall not be required to provide benefits under this Section 2.1(c) upon and after the Change in Control which are in excess of those provided to a significant number of executives of similar status who are employed by the Employer from time to time upon and after the Change in Control, and (iii) no type of benefit otherwise to be made available to the Executive pursuant to this Section 2.1(c) shall be required to be made available to the extent that such type of benefit is made available to the Executive by any subsequent employer of the Executive; and

          (d) in addition to the benefits to which the Executive is entitled under the Company's tax-qualified defined benefit retirement plan (the "Retirement Plan") and defined benefit supplemental executive retirement plan (the "SERP"), including any successor plans thereto, the Employer shall pay to the Executive in cash at the time and in the manner provided in Section 2.2:

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          (i)    the present value of the retirement benefits (or, if available, the lump-sum retirement benefits) which would have accrued under the terms of the Retirement Plan and the SERP (without regard to any amendment to the Retirement Plan or the SERP made subsequent to a Change in Control and prior to the Date of Termination, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if the Executive was 36 months older than their actual age at the Date of Termination and had accumulated (after the Date of Termination) 36 additional months of service credit for vesting, benefit accrual and eligibility purposes thereunder at their highest annual rate of compensation during the 12 months immediately preceding the Date of Termination (or, if higher, as in effect at the time of the Change in Control) and as if any benefit indexing factors continued at the rate applicable at the Date of Termination, minus

          (ii) the present value of the vested retirement benefits (or, if available, the lump-sum retirement benefits) which had then accrued pursuant to the provisions of the Retirement Plan and the SERP; provided, however, that any payment otherwise provided for under this
          Section 2.1(d) shall be reduced by the present value of any retirement (including early retirement) incentives offered for a limited time to, and accepted by, the Executive (whether or not under a tax-qualified plan).

          2.2    (a)   The payments provided for in Section 2.1 shall (except as
otherwise expressly provided therein or as provided in Section 2.2(b) or as otherwise expressly provided hereunder) be made as soon as practicable, but in no event later than 30 days, following the Date of Termination.

          (b) Notwithstanding any other provision of this Agreement to the contrary, no payment or benefit otherwise provided for under or by virtue of the foregoing provisions of this Agreement shall be paid or otherwise made available unless and until the Employer shall have first received from the Executive (no later than 60 days after the Employer has provided to the Executive estimates relating to the payments to be made under this Agreement) a valid, binding and irrevocable general release, in form and substance acceptable to the Employer in its discretion; provided that the Employer shall be permitted to defer any payment or benefit otherwise provided for in this Agreement to the 15th day after its receipt of such release and time at which it has become valid, binding and irrevocable. The Employer may require that any such release contain an agreement of the Executive to notify the Employer of any benefit made available by a subsequent employer as contemplated by clause (iii) of the proviso to
Section 2.1(c).

          2.3 Notwithstanding any other provision of this Agreement to the contrary, to the extent permitted by the Worker Adjustment and Retraining Notification Act ("WARN"), any benefit payable hereunder to the Executive as a consequence of the Executive's Covered Termination shall be reduced by any amounts required to be paid under Section 2104 of WARN to the Executive in connection with such Covered Termination.

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                                   Section 3
                           PARACHUTE TAX PROVISIONS

          3.1 If all, or any portion, of the payments and benefits provided under this Agreement, if any, either alone or together with other payments and benefits which the Executive receives or is entitled to receive from the Company or its affiliates, would constitute an excess "parachute payment" within the meaning of Section 280G of the Code (whether or not under an existing plan, arrangement or other agreement) (each such parachute payment, a "Parachute Payment"), and would result in the imposition on the Executive of an excise tax under Section 4999 of the Code, then, in addition to any other benefits to which the Executive is entitled under this Agreement or otherwise, the Executive shall be paid an amount in cash equal to the sum of the excise taxes payable by the Executive by reason of receiving Parachute Payments plus the amount necessary to place the Executive in the same after-tax position (taking into account any and all applicable federal, state and local excise, income or other taxes at the highest possible applicable rates on such Parachute Payments (including, without limitation, any payments under this Section 3.1)) as if no excise taxes had been imposed with respect to Parachute Payments (the "Parachute Gross-up"). Any Parachute Gross-up otherwise required by this Section 3.1 shall not be made later than the time of the corresponding payment or benefit hereunder giving rise to the underlying Section 4999 excise tax, even if the payment of the excise tax is not required under the Code until a later time. Any Parachute Gross-up otherwise required under this Section 3.1 shall be made whether or not there is a Change in Control, whether or not payments or benefits are payable under this Agreement, whether or not the payments or benefits giving rise to the Parachute Gross-up are made in respect of a Change in Control and whether or not the Executive's employment with the Employer shall have been terminated.

          3.2 Except as may otherwise be agreed to by the Company and the Executive, the amount or amounts (if any) payable under this Section 3 shall be as conclusively determined by the Company's independent auditors (who served in such capacity immediately prior to the Change in Control), whose determination or determinations shall be final and binding on all parties. The Executive hereby agrees to utilize such determination or determinations, as applicable, in filing all of the Executive's tax returns with respect to the excise tax imposed by Section 4999 of the Code. If such independent auditors refuse to make the required determinations, then such determinations shall be made by a comparable independent accounting firm of national reputation reasonably selected by the Company. Notwithstanding any other provision of this Agreement to the contrary, as a condition to receiving any Parachute Gross-up payment, the Executive hereby agrees to be bound by and comply with the provisions of this Section 3.2.

                                   Section 4
                                 MISCELLANEOUS

          4.1 (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform under the terms of this Agreement in the same manner and to the same extent that the Company and its affiliates would be required to perform it if no such succession had taken place (provided that such a requirement to perform which arises by operation of law shall be deemed to satisfy the requirements for such an express assumption and agreement), and in such event the Company (as

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constituted prior to such succession) shall have no further obligation under or with respect to this Agreement. Failure of the Company to obtain such assumption and agreement with respect to the Executive prior to the effectiveness of any such succession shall be a breach of the terms of this Agreement with respect to the Executive and shall entitle the Executive to compensation from the Employer (as constituted prior to such succession) in the same amount and on the same terms as the Executive would be entitled to hereunder were the Executive's employment terminated for Good Reason following a Change in Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business or assets as aforesaid which assumes and agrees (or is otherwise required) to perform this Agreement. Nothing in this Section 4.1(a) shall be deemed to cause any event or condition which would otherwise constitute a Change in Control not to constitute a Change in Control.

          (b) Notwithstanding Section 4.1(a), the Company shall remain liable to the Executive upon a Covered Termination after a Change in Control if (i) the Executive is not offered continuing employment by a successor to the Employer or
(ii) the Executive declines such an offer and the Executive's resulting termination of employment otherwise constitutes a Covered Termination hereunder.

          (c) This Agreement, and the Executive's and the Company's rights and obligations hereunder, may not be assigned by the Executive or, except as provided in Section 4.1(a), the Company, respectively; any purported assignment by the Executive or the Company in violation hereof shall be null and void.

          (d) The terms of this Agreement shall inure to the benefit of and be enforceable by the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of the Executive. If the Executive shall die while an amount would still be payable to the Executive hereunder if they had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there is no such designee, the Executive's estate.

          4.2 Except as expressly provided in Section 2.1, the Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor will any payments or benefits hereunder be subject to offset in the event the Executive does mitigate.

          4.3 The Employer shall pay all legal fees and expenses incurred in a legal proceeding by the Executive in seeking to obtain or enforce any right or benefit provided by this Agreement. Such payments are to be made within five days after the Executive's request for payment accompanied with such evidence of fees and expenses incurred as the Employer reasonably may require; provided that if the Executive institutes a proceeding and the judge or other decision-maker presiding over the proceeding affirmatively finds that the Executive has failed to prevail substantially, the Executive shall pay [his] [her] own costs and expenses (and, if applicable, return any amounts theretofore paid on the Executive's behalf under this Section 4.3).

          4.4    (a)   The Executive may file a claim for benefits under this
Agreement by written communication to the Board. A claim is not considered filed until such

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communication is actually received by the Board. Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances shall be provided within the initial 90-day period) after the filing of the claim, the Board shall:

          (i) approve the claim and take appropriate steps for satisfaction of the claim; or

          (ii) if the claim is wholly or partially denied, advise the Executive of such denial by furnishing to him or her a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of this Agreement on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Board, a reference to such rule, a copy of which shall be provided to the Executive; (C) a description of any additional material or information necessary for the Executive to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 4.4.

          4.5 For the purposes of this Agreement, notice and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when hand delivered or mailed by United States certified or registered express mail, return receipt requested, postage prepaid, if to the Executive, addressed to the Executive at his or her respective address on file with the Secretary of the Company; if to the Company, addressed to Conectiv, 800 King Street, P.O. Box 231, Wilmington, Delaware 19899-0231, and directed to the attention of its General Counsel; if to the Board, addressed to the Board of Directors, c/o Conectiv, 800 King Street, P.O. Box 231, Wilmington, Delaware, 19899-0231, and directed to the Company's General Counsel; or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

          4.6 Unless otherwise determined by the Employer in an applicable plan or arrangement, no amounts payable hereunder upon a Covered Termination shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Employer for the benefit of its employees unless the Employer shall determine otherwise.

          4.7 This Agreement is the exclusive arrangement with the Executive applicable to payments and benefits in connection with a change in control of the Company (whether or not a Change in Control), and supersedes any prior arrangements involving the Company or its predecessors or affiliates (including, without limitation, Delmarva Power & Light Company and Atlantic Energy, Inc.) relating to changes in control (whether or not Changes in Control). This Agreement shall not limit any right of the Executive to receive any payments or benefits under an employee benefit or executive compensation plan of the Employer, initially adopted as of or after the date hereof, or otherwise listed in Exhibit A hereto, which are expressly contingent thereunder upon the occurrence of a change in control (including, but not limited to, the acceleration of any rights or benefits thereunder); provided that in no event shall the Executive be entitled to any payment or benefit under this Agreement which duplicates a

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payment or benefit received or receivable by the Executive under any severance or similar plan or policy of the Employer.

          4.8 Any payments hereunder shall be made out of the general assets of the Employer. The Executive shall have the status of general unsecured creditor of the Employer, and this Agreement constitutes a mere promise by the Employer to make payments under this Agreement in the future as and to the extent provided herein.

          4.9 Nothing in this Agreement shall confer on the Executive any right to continue in the employ of the Employer or interfere in any way (other than by virtue of requiring payments or benefits as may expressly be provided herein) with the right of the Employer to terminate the Executive's employment at any time.

          4.10 The Employer shall be entitled to withhold from any payments or deemed payments any amount of tax withholding required by law.

          4.11 Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement that is not resolved by the Employer and the Executive shall be submitted to arbitration in Wilmington, Delaware, in accordance with Delaware law and the procedures of the American Arbitration Association. The determination of the arbitrator(s) shall be conclusive and binding on the Employer and Executive and judgment may be entered on the arbitrator(s)' award in any court having jurisdiction.

          4.12   (a)   This Agreement may be amended, superseded, canceled,
renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

          (b) Without limiting the generality of Section 4.12(a), the Board, on written notice to the Executive, may unilaterally terminate this Agreement with respect to Changes in Control occurring after the later of (i) December 31, 2000 or (ii) the first anniversary of the date of such notice. Notwithstanding the foregoing, in the event of a Potential Change of Control, until such time as the transaction or transactions contemplated in connection with such Potential Change in Control, and all related negotiations, are abandoned in their entirety [as determined in good faith and reflected in writing (before a Change in Control) by the Board], this Agreement may not be terminated under this Section 4.12(b) with respect to any Change of Control which ultimately results directly from facts and circumstances constituting such Potential Change in Control if such Potential Change in Control occurs on or before the later of (i) December 31, 2000 or (ii) one year after the first anniversary of the date of the notice referred to in the foregoing sentence.

          (c) Without limiting the generality of Section 4.12(a), if material negotiations involving the Board or the Chief Executive Officer of the Company have commenced regarding a transaction which, if consummated, would constitute a Change in Control, and this Agreement is terminated while such negotiations are continuing and actively being pursued by the Board or the Chief Executive Officer, then such termination of this Agreement shall be null and void as

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applied with respect to the Change in Control (if any) which ultimately results directly from such negotiations; it being expressly understood that this Section 4.12(c) shall not apply with respect to any negotiations which at any time prior to a Change in Control have ceased [as determined in good faith and reflected in writing (prior to a Change in Control) by the Board or Chief Executive Officer (or which otherwise have ceased at a time prior to a Change in Control)].

          4.13 The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

          4.14 The use of captions in this Agreement is for convenience. The captions are not intended to and do not provide substantive rights.

          4.15 THIS AGREEMENT SHALL BE CONSTRUED, ADMINISTERED AND ENFORCED ACCORDING TO THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

          IN WITNESS WHEREOF, the parties hereto have signed their names, effective as of the date first above written.

                                        CONECTIV

                                        By:
                                           --------------
                                        Name:
                                             ------------
                                        Title:
                                              -----------

                                        -----------------
                                        [Executive's Name]

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